UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 18, 2026

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2026, Sonida Senior Living, Inc. (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with (i) RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, R. Seelaus & Co., LLC and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or forward seller (in any such capacity, each a “Sales Agent” and collectively, the “Sales Agents”) and (ii) Royal Bank of Canada, Bank of Montreal, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, each as a forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”) relating to (a) the issuance and sale by the Company to or through the Sales Agents from time to time of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), and (b) the sale by the Forward Sellers (as defined below), acting as agents for the Forward Purchasers or their affiliates, of shares of Common Stock (collectively, the “Shares”), with the Shares to be sold under the Distribution Agreement having an aggregate gross offering price of up to $250,000,000 (the “ATM Program”). The Sales Agents, when acting in their capacity as agents for the Forward Purchasers, are referred to herein individually as a “Forward Seller” and, collectively, as the “Forward Sellers.” Concurrently with its entry into the Distribution Agreement, the Company entered into separate master confirmations (collectively, the “Master Confirmations”), each dated May 18, 2026, by and between the Company and each of the Forward Purchasers.

Pursuant to the terms of the Distribution Agreement, sales of the Shares under the ATM Program, if any, will be made through the Sales Agents acting as sales agent or the Forward Sellers acting as agents for the applicable Forward Purchasers, and may be made in any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the New York Stock Exchange, on any other existing trading market for the Common Stock or to or through a market maker (which may include ordinary brokers’ transactions) or as otherwise agreed by us and the Sales Agents, at market prices prevailing at the time of sale or at prices related to prevailing market prices. With the Company’s prior consent, the Sales Agents may also sell shares of Common Stock in negotiated transactions, including block transactions. Each Sales Agent will receive a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the sale price of all of the Common Stock sold through such Sales Agent under the Distribution Agreement. The Company may also sell Shares to one or more of the Sales Agents as principal for its own account at a price agreed upon at the time of sale. If the Company sells Shares to any of the Sales Agents as principal, it will enter into a separate terms agreement with such Sales Agent.

The sale of any Shares made through a Forward Seller will be in connection with the relevant forward transaction entered into pursuant to a separate forward sale agreement entered into by and among the Company and the relevant Forward Purchaser pursuant to any Master Confirmation and a related supplemental confirmation to be entered into with the relevant Forward Purchaser. Each Forward Purchaser will receive a commission, in the form of a reduced initial forward sale price under the related forward sale agreement, at a mutually agreed rate that will not exceed 2.0% of the volume-weighted average price at which the affiliated Forward Seller sells borrowed shares of Common Stock during the forward hedge selling period applicable to a forward sale agreement. In connection with any forward sale agreement, the relevant Forward Purchaser will use commercially reasonable efforts to borrow from third parties and through its affiliated Forward Seller, sell a number of Shares equal to the number of shares of Common Stock specified in such forward sale agreement.

The offering of Shares under the ATM Program pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Distribution Agreement, or (ii) termination of the Distribution Agreement as provided for therein.

The Company intends to use the net proceeds from the ATM Program for potential acquisition opportunities, capital expenditure projects at the Company’s senior living communities, working capital and other general corporate purposes, which may include, among other things, debt repayment. The Company may invest funds not required immediately for such purposes in marketable securities and short-term investments.

The Company will not initially receive any proceeds from any sale of Shares by a Forward Seller pursuant to a forward sale agreement. The Company expects to physically settle any forward sale agreement into which it enters (by the delivery of shares of the Common Stock) and receive proceeds from the sale of those shares of Common Stock upon one or more settlement dates under the forward sale agreement no later than the date specified in the applicable forward sale agreement. The Company may also elect to cash settle or net share settle all or a portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds, and may owe shares of Common Stock to the relevant Forward Purchaser in certain circumstances. Any forward sale agreement is subject to early termination or settlement under certain circumstances.

The foregoing description of the Distribution Agreement and the Master Confirmation are not complete and are qualified in their entirety by reference to the full text of the Distribution Agreement and form of Master Confirmation, copies of which are filed as Exhibits 1.1 and 1.2 hereto, respectively, and incorporated herein by reference.

The Common Stock will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3, dated July 30, 2024 (the “Registration Statement”), that was previously filed with the Securities and Exchange Commission (the “SEC”). In connection with the offer and sale of the Common Stock pursuant to the ATM Program, the Company filed with the SEC a prospectus supplement, dated May 18, 2026 (the “Prospectus Supplement”), to the prospectus included in the Registration Statement, dated July 30, 2024.

A copy of the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any sale of such Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Equity Distribution Agreement, dated May 18, 2026, among the Company, RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, R. Seelaus & Co., LLC and Wells Fargo Securities, LLC, as sales agents and/or principal and/or forward seller and Royal Bank of Canada, Bank of Montreal, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, as forward purchasers.

1.2*	Form of Master Confirmation (included in Exhibit 1.1 above)

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File formatted as Inline XBRL

*	Certain schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule, or any section thereof, will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026	Sonida Senior Living, Inc.

	By:	/s/ Tabitha Bailey
	Name:	Tabitha Bailey
	Title:	Senior Vice President and Chief Legal Officer